Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-80871, 33-98148 and 33-98150) of Transpro, Inc. of our report dated March 17, 2004 relating to the financial statements and the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Hartford, Connecticut

March 24, 2004